Exhibit 10.1

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT, dated as of October 19, 2016, is entered into by and between WinnerOption Ltd., a company organized and existing under the laws of the State of Israel (the “Company”), and the subscribers identified on Annex A hereto (each a “Subscriber” and together, the “Subscribers”).

WITNESSETH

WHEREAS, the authorized capital stock of the Company consists of 100,000 ordinary shares (the “Ordinary Shares”) out of which 20,000 Ordinary Shares have been issued prior to the date hereof as specified in Annex A hereto; and

WHEREAS, the Company desires to issue and sell to each Subscriber, and each such Subscriber, severally and not jointly, desires to subscribe to and accept from the Company, such number of Ordinary Shares set forth opposite each such Subscriber’s name on Annex A upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the above, the parties hereby agree as follows:

1.       The Company agrees to issue and sell to each Subscriber, and each Subscriber, severally and not jointly, agrees to subscribe to and purchase from the Company, such number of Ordinary Shares set forth opposite each such Subscriber’s name on Annex A for the consideration set forth on Annex A.

2.       The Company agrees to deliver to each Subscriber a certificate representing the Ordinary Shares being subscribed to by such Subscriber, which Ordinary Shares represented by such certificate shall be duly authorized, validly issued, fully paid and nonassessable. Any certificate issued hereunder shall be properly legended to reflect any restrictions on transfer thereof under applicable securities law and/or the Company’s organizational documents. Each Subscriber shall have executed and delivered the Stockholders Agreement in the form attached hereto as Annex B on the date hereof.

3.       The Company represents and warrants that the Ordinary Shares, when issued, will be duly authorized, validly issued, fully paid and nonassessable.

4.       Each Subscriber represents, solely as to itself, as follows:

(a)        Such Subscriber hereby confirms that the Ordinary Shares to be acquired by such Subscriber will be acquired for investment for such Subscriber’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Subscriber further represents that such Subscriber does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of such Ordinary Shares.

(c)       Such Subscriber believes it has received all information it considers necessary or appropriate for deciding whether to acquire the Ordinary Shares.

(d)       Such Subscriber understands that no public market now exists for the Ordinary Shares, and that the Company has made no assurances that a public market will ever exist for the Ordinary Shares.

(g)       Such Subscriber is a sophisticated person with respect to the acquisition of the Ordinary Shares.

5.      General Provisions.

(a)       This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained herein and supersedes all prior oral or written agreements, if any, between the parties hereto with respect to such subject matter and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder. Any amendments hereto or modifications hereof must be made in writing and executed by each of the parties hereto.

(b)       This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to conflict of laws principles.

(c)       This Agreement may be executed in any number of counterparts and each of such counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument and shall bind all parties signing such counterpart.

[Signature Page Follows]

[SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the parties have executed and delivered this Subscription Agreement as of the date first written above.

WINNEROPTION LTD.

By:
Name:
Title:

EZTD, Inc.

By:
Name:
Title:
Address for Notice:

ANNEX A

Subscriber	No. of Ordinary Shares	Percentage of Outstanding Ordinary Shares	Consideration

EZTD, Inc.	4,996	19.99%	Contribution of IP to the Company in the value of USD 724,000, and the provision of USD 276,000 in cash to the Company at such times after the date hereof as determined by EZTD, Inc. in consultation with the Company.

Shares issued prior to the date of the Subscription Agreement:

Shareholder	No. of Ordinary Shares	Percentage of Outstanding Ordinary Shares following the issuance of shares to the Subscriber
Shimon Citron	16,250	65.01%
Yariv Citron	2,500	10%
Tomer Arzuan	500	2%
In trust	750	3%

Annex B